Exhibit 10.21

MEDASSETS, INC.

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Agreement (defined below) is entered into as of December 11, 2013, by and among MedAssets, Inc. (the “Company”), and Rand Ballard (“Employee”).

WHEREAS, the Company and Employee are parties to that certain employment agreement dated as of August 22, 2007 as amended and restated on May 2, 2011 which governs Employee’s employment with the Company (the “Agreement”);

WHEREAS, the Company and Employee desire to amend the Agreement and to hereby formally acknowledge Employee’s consent to the same.

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1. Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2. Amendments to the Agreement.

(i)	Section 1(x) of the Agreement is hereby amended in its entirety to read as follows:

“(x) Severance Multiplier” shall mean, with respect to any termination of Employee’s employment hereunder by the Company without Cause or by Employee with Good Reason, 3; provided, however, that in the event such termination occurs within the two (2) year period following a Change in Control, the Severance Multiplier shall instead equal 4.5.

(ii)	Section 8(d)(iii) of the Agreement is hereby amended in its entirety to read as follows:

“(iii)  an amount equal to the Severance Multiplier multiplied by the Employee’s Base Salary, such amount to be payable in substantially equal installments during the Severance Term, in accordance with the Company’s regular payroll practices;”

3. Ratification and Confirmation. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect.

4. Entire Agreement. The Agreement and this Amendment constitute the entire understanding and agreement of the parties hereto regarding the employment of Employee and supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The execution of this Amendment may be by actual or facsimile signature.

7. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

/s/ Rand Ballard
Rand Ballard

MEDASSETS, INC.

/s/ Keith Hicks
Name: Keith Hicks
Title: Chief People Officer